Exhibit 5.3

October 24, 2014

Memorial Production Partners LP

500 Dallas, Suite 1800

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the registration, pursuant to a registration statement on Form S-3 (File No. 333-198560), as amended by Post-Effective Amendment No. 1 (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of, among other things, (a) preferred units (the “Preferred Units”) representing limited partnership interests in the Partnership, (b) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Memorial Production Finance Corporation, a Delaware corporation (“Memorial Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Memorial Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (c) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. For purposes of this opinion letter, (a) the term “Specified Subsidiary Guarantor” means the Subsidiary Guarantor listed on Schedule II hereto and named in the Registration Statement and (b) the term “Other Subsidiary Guarantors” means the Subsidiary Guarantors other than the Specified Subsidiary Guarantor. The Specified Subsidiary Guarantor has been added to the Registration Statement as a registrant pursuant to Post-Effective Amendment No. 1 thereto. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act with respect to the validity of any Guarantees by the Specified Subsidiary Guarantor of Partnership Debt Securities that may be offered pursuant to the Registration Statement.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.9 to the Registration Statement to be entered into by the Partnership, Memorial Finance, the Subsidiary Guarantors and U.S. Bank National Association,

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as trustee, the form and terms (including whether Memorial Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.10 to the Registration Statement to be entered into by the Partnership, Memorial Finance, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Memorial Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) the agreement of limited partnership of the Partnership as in effect on the date hereof (as hereafter amended from time to time, the “Partnership Agreement”) and such other partnership, corporate or limited liability company records of the Partnership, Memorial Finance and the Specified Subsidiary Guarantor and other certificates and documents of officials of the Partnership, Memorial Finance, the Specified Subsidiary Guarantor, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to an Indenture other than the Specified Subsidiary Guarantor. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, Memorial Finance, the Specified Subsidiary Guarantor, and the Other Subsidiary Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. When (i) the Partnership and, if applicable, Memorial Finance, have issued Partnership Debt Securities guaranteed by Guarantees of the Specified Subsidiary Guarantor, (ii) the Subsidiary Guarantors (together with the Partnership and Memorial Finance, the “Obligors”) have taken all necessary action to establish the form and terms of such Guarantees and to authorize and approve the issuance of such Guarantees, the terms of the offering thereof and related matters, (iii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Partnership Debt Securities have been duly authorized, executed and delivered by the parties thereto (including the Specified Subsidiary Guarantor) with the terms of such Guarantees having been set forth in such Indenture or such a supplemental indenture or such an officers’ certificate delivered pursuant thereto, (iv) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (v) any notations of such Guarantees on such Partnership Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and

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the applicable resolution of the Board of Directors of the general partner of the Partnership or duly authorized committee thereof (the “GP Board”) or supplemental indenture relating to such Guarantees, and the applicable definitive purchase, underwriting or similar agreement or, if such Partnership Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Units, the Partnership Agreement, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Guarantees (including any such Guarantees of Partnership Debt Securities duly issued upon exchange or conversion of Securities constituting any Preferred Units that are exchangeable for or convertible into Partnership Debt Securities) (x) will have been duly authorized by all necessary limited liability company action on the part of the Specified Subsidiary Guarantor and (y) will be valid and binding obligations of the Specified Subsidiary Guarantor, enforceable against the Specified Subsidiary Guarantor in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We have assumed that, in the case of each offering and sale of Partnership Debt Securities guaranteed by Guarantees of the Specified Subsidiary Guarantor, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Guarantees; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Partnership Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Units, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Guarantees will have been duly authorized, executed and delivered by the Specified Subsidiary Guarantor; (v) at the time of the issuance of such Guarantees, the Specified Subsidiary Guarantor (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation and (b) will have the necessary limited liability company power and due authorization, and the organizational or charter documents of the Specified Subsidiary Guarantor will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Guarantees and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the organizational or charter documents of the Specified Subsidiary Guarantor and the terms of such Guarantees and of their issuance and

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sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Specified Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Partnership’s securities are listed for trading) having jurisdiction over the Specified Subsidiary Guarantor and in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the GP Board; (vii) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Specified Subsidiary Guarantor; (viii) the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto (other than the Specified Subsidiary Guarantor) enforceable against such party in accordance with its terms; and (ix) such action will have been taken with respect to the Partnership Debt Securities guaranteed by the Guarantees of the Subsidiary Guarantors (and if such Partnership Debt Securities guaranteed by the Guarantees of the Subsidiary Guarantors are issuable upon exchange or conversion of Securities constituting Preferred Units that are exchangeable for or convertible into Partnership Debt Securities) such that such Partnership Debt Securities and any Guarantees thereof by any Subsidiary Guarantor (other than the Specified Subsidiary Guarantor) constitute valid and binding obligations of each Obligor (other than the Specified Subsidiary Guarantor).

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States and (ii) the Texas Business Organizations Code (the “TBOC”). As used herein, the term “TBOC” includes the statutory provisions contained therein and all applicable provisions of the Texas Constitution and reported judicial decisions interpreting these laws.

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Memorial Production Partners LP

October 24, 2014

Signature Page

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP

SCHEDULE I

Subsidiary Guarantors

Jurisdiction of Formation or Organization
Columbus Energy, LLC	Delaware
Memorial Energy Services LLC	Delaware
Memorial Midstream LLC	Texas
Memorial Production Operating LLC	Delaware
Prospect Energy, LLC	Colorado
Rise Energy Beta, LLC	Delaware
Rise Energy Minerals, LLC	Delaware
Rise Energy Operating, LLC	Delaware
WHT Carthage LLC	Delaware
WHT Energy Partners LLC	Delaware

SCHEDULE II

Specified Subsidiary Guarantor

Jurisdiction of Formation or Organization
Memorial Midstream LLC	Texas